EXHIBIT 99
         CRACKER BARREL OLD COUNTRY STORE,  INC.
Proxy solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, November 24, 1998

The undersigned hereby appoints Dan W. Evins and Ronald N. Magruder and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. to be held at the Company's offices located on Hartmann Drive, Lebanon, Tennessee, on Tuesday, November 24, 1998 at 10:00 a.m., local time, and any adjournments of that meeting.
The Board of Directors recommends a vote "FOR" proposals 1, 2 and 4.
1.  ELECTION OF DIRECTORS:
__ FOR all of the following nominees: James C. Bradshaw, Robert V. Dale, Dan W. Evins, Edgar W. Evins, William D. Heydel, Robert C. Hilton, Charles E. Jones, Jr., Charles T. Lowe, Jr., B.F. Lowery, Ronald N. Magruder, Gordon L. Miller, Martha M. Mitchell and Jimmie
D. White.
___WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominee(s) (please print name(s)):
______________________________________________________________
______________________________________________________________
___ WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.
2. TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1999.
__  FOR __  AGAINST __  WITHHOLD AUTHORITY (ABSTAIN)
The Board of Directors recommends a vote "AGAINST" proposal 3.
3. TO VOTE ON A SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS IMPLEMENT NON-DISCRIMINATORY POLICIES RELATING TO SEXUAL ORIENTATION.
   __  FOR  __  AGAINST  ____  WITHHOLD AUTHORITY (ABSTAIN)
      (Please date and sign this proxy on the reverse side)

4. TO VOTE ON A PROPOSAL FOR THE TAX-FREE REORGANIZATION OF THE COMPANY INTO A HOLDING COMPANY STRUCTURE BY THE APPROVAL OF THE PLAN OF MERGER, ATTACHED TO THE PROXY STATEMENT AND PROSPECTUS AS APPENDIX A AND PROVIDING FOR THE MERGER OF CBRL ACQUISITION CORP. WITH AND INTO THE COMPANY, ALL AS DESCRIBED IN THE PROXY STATEMENT AND PROSPECTUS.
___  FOR  __  AGAINST  __  WITHHOLD AUTHORITY (ABSTAIN)
5. In their discretion, to transact such other business as may properly be brought before the meeting or any adjournment of the meeting.

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR approval of the selection of Deloitte &
Touche LLP, AGAINST the shareholder proposal implementing non-discriminatory policies relating to sexual orientation, and FOR the tax-free reorganization and Plan of Merger.

                            Date:__________, 1998
                            PLEASE SIGN HERE AND RETURN PROMPTLY


                           _______________________________


                           _______________________________
Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.

___________________________________
If you have changed your address, please PRINT your new address on this line.